EXHIBIT 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of June 12, 2019, by and between G1 Therapeutics, Inc., a Delaware corporation (the “Company”) and Rajesh Malik (the “Employee”).

WITNESSETH:

WHEREAS, Employee and the Company entered into an Employment Agreement effective as of July 1, 2014 (as previously amended, the “Employment Agreement”);

WHEREAS, Employee and the Company wish to alter certain terms of the Employment Agreement, particularly with respect to Employee’s severance compensation provision; and

WHEREAS, in light of the foregoing, and to make severance consistent among the executive team, Employee and the Company desire to mutually and voluntarily amend the Employment Agreement pursuant to the terms as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.    AMENDMENT TO SECTION 4(b) OF THE EMPLOYMENT AGREEMENT. Section 4(b) of the Employment Agreement is modified by replacing the existing Section 4(b) in its entirety with a new Section 4(b) as follows:

b)

SEPARATION BENEFIT UPON CERTAIN TERMINATIONS. If the Company terminates Employee’s employment without Cause (as defined below), or if Employee resigns Employee’s employment for Good Reason (as defined below), then conditioned upon Employee executing a Release (as defined below) following such termination, Employee will be entitled to receive an amount equal to payment of Employee’s then-current Base Salary for a period of twelve (12) months (the “Separation Benefit”). The Separation Benefit is conditioned upon Employee executing a release of claims in a form satisfactory to the Company (the “Release”) within the time specified therein, which Release is not revoked within any time period allowed for revocation under applicable law. The Separation Benefit will be payable to Employee over time in accordance with the Company’s payroll practices and procedures beginning on the sixtieth (60th) day following the termination of Employee’s employment with the Company, provided that the Company, in its sole discretion, may begin the payments earlier. For avoidance of doubt, the termination of Employee’s employment as a result of Employee’s death or disability (meaning the inability of Employee, due to the condition of Employee’s physical, mental or emotional health, effectively to perform the essential functions of Employee’s job with or without reasonable accommodation for a continuous period of more than 90 days or for 90 days in any period of 180 consecutive days, as determined by the Board in its sole discretion in consultation with a physician retained by the Company) will not constitute a termination without Cause triggering the rights described in this Section 4(b).

2.    PROPER AMENDMENT. The parties expressly acknowledge and agree that this Amendment constitutes a proper amendment and modification of the Employment Agreement by written agreement executed by the parties pursuant to Section 11 of the Employment Agreement.

3.    REMAINDER OF EMPLOYMENT AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement remain in full force and effect, in their entirety, in accordance with their terms.

4.    MISCELLANEOUS. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of North Carolina, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a signed writing executed by both parties. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement to be effective as of the day and year first above written.

Company:

G1 THERAPEUTICS, INC.		Employee:

By:	/s/ Mark A. Velleca	By:	/s/ Rajesh Malik
	Mark A. Velleca President and Chief Executive Officer		Rajesh Malik